UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

JUNE 7, 2011

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

AMAZON.COM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-22513	91-1646860
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

410 TERRY AVENUE NORTH, SEATTLE, WASHINGTON 98109-5210

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 266-1000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 7, 2011, Amazon.com, Inc. held its Annual Meeting of Shareholders.

The following nominees were elected as directors, each to hold office until the next annual meeting of shareholders or until his or her successor is elected and qualified, by the vote set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey P. Bezos	364,111,695	6,811,186	129,329	36,575,667
Tom A. Alberg	367,808,977	3,152,895	90,338	36,575,667
John Seely Brown	357,651,787	13,251,475	148,948	36,575,667
William B. Gordon	369,450,162	1,447,927	154,121	36,575,667
Alain Monié	369,926,450	974,453	151,307	36,575,667
Jonathan J. Rubinstein	369,706,121	1,189,653	156,436	36,575,667
Thomas O. Ryder	341,118,199	29,777,698	156,313	36,575,667
Patricia Q. Stonesifer	367,533,256	3,432,819	86,135	36,575,667

The appointment of Ernst & Young LLP as our independent auditors was ratified by the vote set forth below:

For	Against	Abstain	Broker Non-Votes
405,117,762	2,390,112	120,003	0

An advisory vote was held regarding the compensation of our named executive officers as disclosed in the proxy statement, the results of which are set forth below:

For	Against	Abstain	Broker Non-Votes
365,258,830	5,361,676	431,704	36,575,667

An advisory vote was held regarding the frequency of future advisory votes on executive compensation, the results of which are set forth below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
152,446,096	7,421,026	210,993,404	191,684	36,575,667

A shareholder proposal regarding the shareholder ownership threshold for calling a special meeting of shareholders was not approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
118,120,338	252,786,972	144,900	36,575,667

A shareholder proposal regarding an assessment and report concerning climate change was not approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
65,891,444	257,647,408	47,513,358	36,575,667

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/S/ L. MICHELLE WILSON
L. Michelle Wilson
Senior Vice President

Dated: June 10, 2011